                          CERTIFICATE OF INCORPORATION

                                       OF

                         CADAPULT GRAPHIC SYSTEMS, INC.

                                   ----------

To: The Department of Treasury
    State of New Jersey

    Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being organized thereunder, certifies that:

    FIRST: The name of the corporation (hereinafter called the "corporation") is
Cadapult Graphic Systems, Inc.

    SECOND: The corporation is organized for the following purpose or purposes:

        To engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

        To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, and merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

        To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

        To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

            (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

            (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

            (c) franchises, licenses, grants, and concessions.

        To have all of the powers conferred upon corporations organized under the New Jersey Corporation Act.

    THIRD: The aggregate number of shares which the corporation shall have authority to issue is one thousand, all of which are of a par value of one dollar each, and all of which are of the same class.

    FOURTH: The address of the initial registered office of the corporation within the state of New Jersey is c/o Media Sciences, Inc., 40 Boroline Road,
Allendale, New Jersey 07401; and the name of the initial registered agent at such address is Michael W. Levin.

    FIFTH: The number of directors constituting the first Board of Directors of the corporation is two; and the names and the addresses of the persons who are to serve as the first directors of the corporation are as follows:

         NAME                     ADDRESS

         Michael W. Levin         40 Boroline Road, Allendale, New Jersey 07401
         Frances Blanco           40 Boroline Road, Allendale, New Jersey 07401

    SIXTH: The name and the address of the incorporator are as follows:

         NAME                     ADDRESS

         Michael W. Levin         40 Boroline Road
                                  Allendale, New Jersey 07401

    SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

        1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of
    Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of
    Directors.

        2. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

        3. The corporation shall, to the fullest extent permitted by Section
    14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections
    14A:3-5 and 14A:5-21 of the New Jersey Business Corporation Act and by any
    other applicable provision of law.

        4. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7(3) of the
    New Jersey Business Corporation Act, as the same may be amended and supplemented.

        EIGHTH: The shareholders shall not have preemptive rights.

        NINTH: The duration of the corporation is to be perpetual.

Signed on April 19, 2002.

                                 /s/ Michael W. Levin
                                 --------------------------------------------
                                 Michael W. Levin, Incorporator